AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 1, 2021

REGISTRATION NO. : 333-220258

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM F-3D

UNDER

THE SECURITIES ACT OF 1933

NORBORD INC.

(Exact name of registrant as specified in its charter)

Canada	Not applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1 TORONTO STREET, SUITE 600

TORONTO, ONTARIO, M5C 2W4

(416) 365-0705

(Address and telephone number of Registrant’s principal executive offices)

TORYS LLP

1114 AVENUE OF THE AMERICAS, 23RD FLOOR

NEW YORK, NEW YORK, 10036-7703

ATTENTION: ANDREW J. BECK

(212) 880-6010

(Name, address and telephone number of agent for service)

Copies to:

ANDREW J. BECK

TORYS LLP

1114 AVENUE OF THE AMERICAS

23RD FLOOR

NEW YORK, NEW YORK

10036-7703

(212) 880-6010

Not applicable. The registrant is filing this post-effective amendment to remove from registration any securities registered hereunder that remain unsold.

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☒

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the SEC pursuant to Rule 462(e) under the Securities Act of 1933, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act of 1933, check the following box.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company.  ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended 38 transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment (the “Post-Effective Amendment”), filed by Norbord Inc., organized under the laws of Canada (the “Company”), relates to the Registration Statement on Form F-3D (No. 333-220258), filed with the SEC on August 30, 2017 (the “Registration Statement”), pertaining to the registration of securities pursuant to dividend or interest reinvestment plans of the Company, previously filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”), and is being filed to deregister any and all securities registered but unsold or otherwise unissued as of the date hereof under the Registration Statement.

As previously announced, on February 1, 2021, in connection with a plan of arrangement approved by the Ontario Superior Court of Justice (Commercial List), on January 22, 2021, West Fraser Timber Co. Ltd. has acquired all of the issued and outstanding shares of the Company (the “Arrangement”).

In connection with the Arrangement, the Company is terminating the Registration Statement and all offerings of securities pursuant to the Registration Statement and deregistering the remaining securities registered but unsold under the Registration Statement, if any, in accordance with an undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance that remain unsold at the termination of the offering. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such securities.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this registration statement on Form F-3 and has duly caused the post-effective amendment to the registration statement described above to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Country of Canada, on this first day of February, 2021.

NORBORD INC.

By:	/s/ Robin E. Lampard
	Name:	Robin E. Lampard
	Title:	Senior Vice President and Chief Financial Officer

No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act, the undersigned has signed this registration statement on Form F-3 solely in the capacity of the duly authorized representative of Norbord Inc. in the United States, on this first day of February 2021.

NORBORD PANELS USA INC.

By:	/s/ Robin E. Lampard
	Name:	Robin E. Lampard
	Title:	President and Director

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